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                                                                      EXHIBIT 21

                         HBO & COMPANY AND SUBSIDIARIES
                         SUBSIDIARIES OF THE REGISTRANT

Subsidiaries of the Company are as follows:

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                                                                                                 JURISDICTION
                                                                                               OF INCORPORATION
                                                                                             ---------------------
HBO & Company of Georgia                            100%                                     Delaware, USA

HBO & Company (UK) Limited                          100%                                     United Kingdom

HBO & Company (VI), Inc.                            100%                                     U.S. Virgin Islands

HBO & Company Canada Ltd.                           100%                                     Canada

Data-Med Computer                                   100% owned by HBO & Company              United Kingdom

HBOC Medical, Ltd.                                  100% owned by HBO & Company              Israel

First Data Health Systems (Australia) Pty. Ltd.     100% owned by HBO & Company of Georgia   Australia

First Data Health Systems (U.K.), Ltd.              100% owned by HBO & Company of Georgia   United Kingdom

First Data Health Systems (Ireland), Ltd.           100% owned by HBO & Company of Georgia   Ireland

First Data Health Systems Training Services Ltd.    100% owned by HBO & Company of Georgia   Ireland

HBO & Company (ST & SW), Ltd.                       100% owned by HBO & Company              United Kingdom
    (formerly Gemini Ltd.)
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